Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Pacificap Entertainment Holdings, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward Litwak, President (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Pacificap Entertainment Holdings, Inc. and will be retained by Pacificap Entertainment Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 30, 2006	By:	/s/ EDWARD LITWAK
Edward Litwak
President (Principal Executive Officer)